EXHIBIT 99.1

            Premiere Global Reports Fourth Quarter and 2006 Results

         $127.1M in Revenues, $32.3M in Cash Flows Provided by Operating
       Activities from Continuing Operations, $0.17 Pro Forma Diluted EPS from Continuing Operations(a) in Q4

    ATLANTA--(BUSINESS WIRE)--Feb. 22, 2007--Premiere Global Services, Inc. (NYSE: PGI), a global provider of on-demand business communication solutions, today announced results for the fourth quarter and year ended December 31, 2006.

    Revenues

    Revenues in the fourth quarter of 2006 increased 8.4% to $127.1 million compared to $117.2 million in the fourth quarter of 2005. Excluding revenue from legacy broadcast fax in both periods, aggregate revenues from the Company's six core solution sets increased 16.0%.(a)

    Revenue from Conferencing solutions grew 23.3% to $75.5 million in the fourth quarter of 2006 compared to $61.2 million in the comparable prior year quarter. Revenue from legacy broadcast fax services totaled $20.2 million in the fourth quarter of 2006, a decline of $4.9 million as compared to $25.1 million in the fourth quarter of 2005. Legacy broadcast fax represented 15.9% of consolidated revenues in the fourth quarter of 2006, as compared to 21.4% of consolidated revenues in the comparable prior year quarter.

    GAAP Earnings

    In the fourth quarter of 2006 in accordance with GAAP, operating income totaled $6.4 million, income from continuing operations totaled $5.1 million and diluted EPS from continuing operations totaled $0.08, compared to $12.5 million, $12.5 million and $0.17, respectively, in the fourth quarter of 2005. These results include the following items on a pre-tax basis: $4.4 million of restructuring costs, a $0.1 million asset impairment, proxy-related costs of $0.1 million, $0.6 million in net legal settlements and related expenses, $2.5 million of equity-based compensation and $3.5 million of amortization.

    Pro Forma Earnings

    In the fourth quarter of 2006, excluding restructuring costs, asset impairments, proxy-related costs, net legal settlements and related expenses, the elimination of certain income tax adjustments, equity based compensation and amortization charges, pro forma diluted EPS from continuing operations totaled $0.17.(a)

    2006 Accomplishments

    The Company believes it made measurable progress against its primary objectives in 2006. Specifically, during the year PGI:

    --  Consolidated management of its former Conferencing &
        Collaboration and Data Communications business units under its One Company theme;

    --  Aligned the Company's operations under a newly appointed
        President, Ted Schrafft, who reports directly to the CEO;

    --  Refined its market strategy to focus on six core solution sets
        - Conferencing, Desktop Fax, Document Delivery, Accounts
        Receivable Management, Notifications and Reminders and eMarketing;

    -- Launched micro-sites for online customer self-service, provisioning, support and account management, with nearly
        6,000 enterprise customers and nearly 13,000 active users today;

    -- Began development of a new universal Web portal to bring all of PGI's capabilities online;

    -- Proactively managed a $25.2 million revenue loss from its legacy broadcast fax business;

    -- Grew Conferencing solutions revenue 11.2% year-over-year, despite a $17.3 million decline in revenue from its largest Conferencing customer;

    -- Expanded its credit facility to $300 million to augment its access to capital;

    -- Repurchased nearly 3.9 million shares, or greater than 5% of its total shares outstanding, in the open market; and

    -- Secured Board authorization for a new share repurchase plan for up to 7 million shares, or approximately 10% of total shares outstanding.

    "2006 was a milestone year for PGI, as we largely completed our evolution to One Company - a process that we began more than two years ago," said Boland T. Jones, Founder, Chairman and CEO of Premiere Global Services, Inc. "Today, as a unified Company, we can more fully deliver on the promise of an on-demand Communications Operating System for enterprise customers around the world."

    2006 Results

    Revenues for the year ended December 31, 2006 were $496.5 million, compared to $497.5 million in the year ended December 31, 2005. In 2006 in accordance with GAAP, operating income totaled $46.4 million, income from continuing operations totaled $25.5 million and diluted EPS from continuing operations totaled $0.37, versus $75.3 million, $48.7 million and $0.67, respectively, in 2005. In 2006, excluding restructuring costs, asset impairments, proxy-related costs, net legal settlements, the elimination of certain income tax adjustments, equity based compensation and amortization charges, pro forma diluted EPS from continuing operations totaled $0.68.(a)

    Change in Segment Reporting

    Beginning in the fourth quarter of 2006, the Company has realigned its reporting segments to be consistent with the way it is now managing its operations on a geographic regional basis, with reportable segments in North America, Europe and Asia Pacific. The Company will no longer report results under its former Conferencing & Collaboration and Data Communications segments, consistent with the completion of its One Company initiative.

    Financial Outlook

    The following statements are based on Premiere Global Services' current expectations as of February 22, 2007. These statements contain forward-looking statements and Company estimates, and actual results may differ materially. The Company assumes no duty to update any forward-looking statements made in this press release. A discussion concerning forward-looking statements is included at the end of this press release and in the Company's filings with the Securities and Exchange Commission.

    The Company reaffirms its financial outlook for 2007 as previously provided in its release dated December 5, 2006, as follows:

    Revenues

    The Company expects consolidated revenues to increase 5% to 7% in 2007 from 2006 totals.

    Earnings

    As a result of expected operating efficiencies from the Company's initiatives to increase automation, to streamline service delivery and to consolidate its operations, earnings are projected to grow at a faster rate than revenues in 2007.

    Cash Flows and Other

    The Company anticipates cash flows provided by operating activities from continuing operations to grow approximately 20% in 2007 from 2006 totals. Capital expenditures are expected to be in the range of 6.5% to 7.0% of revenues due to increased investment in automation initiatives, including the development of PGI's new Web portal designed to bring the Company's products and services online. The Company anticipates its effective tax rate to remain in the range of 34% to 35%.

    (a) To supplement the Company's consolidated financial statements presented in accordance with GAAP, we have included the following non-GAAP measures of financial performance: pro forma operating income, pro forma income from continuing operations, pro forma diluted EPS from continuing operations and normalized cash provided by operating activities from continuing operations. Management uses these measures internally as a means of analyzing the Company's current and future financial performance and identifying trends in our financial condition and results of operations. We have provided this information to investors to assist in meaningful comparisons of past, present and future operating results and to assist in highlighting the results of ongoing core operations. In addition, we present certain consolidated and solution revenue growth statistics that are derived from non-GAAP financial measures. Please see the tables attached for calculation of these non-GAAP financial measures and for reconciliation to the most directly comparable GAAP measures. These non-GAAP financial measures may differ materially from comparable or similarly titled measures provided by other companies and should be considered in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP.

    Conference Call

    The Company will hold a conference call at 5:00 p.m. Eastern this afternoon to discuss these results. To participate in the call, please dial-in to the appropriate number 5-10 minutes prior to the scheduled start time: (800) 289-0726 (US & Canada) or (913) 981-5545
(International). The conference call will be simultaneously broadcast over the Internet via SoundCast(R), a Premiere Global service, and can be accessed at http://ir.premiereglobal.com. You may also follow this link for details on the Internet replay, podcast and for the text of the earnings release, including the financial and statistical information to be presented in the call.

    A replay will be available following the call at 8:00 p.m. Eastern through midnight Eastern March 2, 2007, and can be accessed by calling
(888) 203-1112 (US & Canada) or (719) 457-0820 (International). The
confirmation code is 7985514. The Webcast of this call will be archived on the Company's Website at http://ir.premiereglobal.com.

    About Premiere Global Services, Inc.

    Premiere Global Services, Inc. is a global provider of on-demand business communication solutions. We develop and market an end-to end suite of communication technologies-based applications, which we call the Premiere Global Communications Operating System.

    Our applications enable our enterprise customers to automate and simplify their communication-centric processes. These applications are grouped into six solution sets: Conferencing, Desktop Fax, Document Delivery, Accounts Receivable Management, Notifications & Reminders, and eMarketing.

    Today, we deliver our solutions via our global, on-demand platforms to an established customer base of approximately 60,000 corporate accounts, including nearly 80% of the Fortune 500.

    With global presence in 19 countries, Premiere Global Services' corporate headquarters is located at 3399 Peachtree Road NE, Suite 700, Atlanta, GA 30326. Additional information can be found at www.premiereglobal.com.

    Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Premiere Global Services' forward-looking statements, including, but not limited to, the following factors: competitive pressures, including pricing pressures; technological change; the development of alternatives to our services; market acceptance of our new services and enhancements; integration of acquired companies; service interruptions; increased financial leverage; our dependence on our subsidiaries for cash flow; continued weakness in our legacy broadcast fax business; foreign currency exchange rates; possible adverse results of pending or future litigation or infringement claims; federal or state legislative or regulatory changes; general domestic and international economic, business or political conditions; and other factors described from time to time in our press releases, reports and other filings with the SEC, including but not limited the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2005 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and September 30, 2006. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.



           PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS
       THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2006 AND 2005
      (IN THOUSANDS, UNAUDITED, EXCEPT SHARE AND PER SHARE DATA)

                               Three Months Ended  Twelve Months Ended
                                 December 31,         December 31,
                                2006      2005       2006      2005
                              --------- ---------  --------- ---------

Revenues                      $127,061  $117,207   $496,472  $497,473
Operating expenses:
 Cost of revenues (exclusive
  of depreciation shown
  separately below)             53,301    44,331    200,472   180,966
 Selling and marketing          34,338    30,846    132,279   128,586
 General and administrative     14,594    14,800     58,615    58,514
 Research and development        3,284     3,023     12,052    10,824
 Depreciation                    6,593     6,433     24,567    24,757
 Amortization                    3,492     3,228     13,018    13,243
 Restructuring costs             4,366       (29)     8,385     3,256
 Asset impairments                 111         -        111         -
 Net legal settlements and
  related expenses                 603     2,048        603     2,048
                              --------- ---------  --------- ---------
  Total operating expenses     120,682   104,680    450,102   422,194
                              --------- ---------  --------- ---------

Operating income                 6,379    12,527     46,370    75,279
                              --------- ---------  --------- ---------

Other (Expense) Income:
 Interest expense               (2,692)   (1,625)    (9,146)   (5,552)
 Interest income                   231       101        536       582
 Loss on sale of marketable
  securities                         -         -          -      (116)
 Other, net                      1,598       (23)     1,401       103
                              --------- ---------  --------- ---------
  Total other (expense)
   income                         (863)   (1,547)    (7,209)   (4,983)
                              --------- ---------  --------- ---------

Income from continuing
 operations before income
 taxes                           5,516    10,980     39,161    70,296
Income tax expense (benefit)       389    (1,565)    13,652    21,610

                              --------- ---------  --------- ---------
Income from continuing
 operations                   $  5,127  $ 12,545   $ 25,509  $ 48,686
                              ========= =========  ========= =========

DISCONTINUED OPERATIONS:
 Loss from operations of
  Voicecom                           -         -          -    (1,952)
 Income tax benefit                  -         -          -      (683)
                              --------- ---------  --------- ---------
  Loss on discontinued
   operations                        -         -          -    (1,269)
                              --------- ---------  --------- ---------

Net income                    $  5,127  $ 12,545   $ 25,509  $ 47,417
                              ========= =========  ========= =========

BASIC AND DILUTED EARNINGS:
 Income from continuing
  operations                  $  5,127  $ 12,545   $ 25,509  $ 48,686
                              --------- ---------  --------- ---------
 Net income                   $  5,127  $ 12,545   $ 25,509  $ 47,417
                              --------- ---------  --------- ---------

BASIC WEIGHTED AVERAGE SHARES
 OUTSTANDING:                   67,621    70,241     68,933    70,392
                              ========= =========  ========= =========

 Basic earnings per share:
  Continuing operations       $   0.08  $   0.18   $   0.37  $   0.69
  Discontinued operations     $      -  $      -   $      -  $  (0.02)
                              --------- ---------  --------- ---------
  Net income                  $   0.08  $   0.18   $   0.37  $   0.67
                              ========= =========  ========= =========

DILUTED WEIGHTED AVERAGE
 SHARES OUTSTANDING:            68,361    71,948     69,758    72,366
                              ========= =========  ========= =========

 Diluted earnings per share:
  Continuing operations       $   0.08  $   0.17   $   0.37  $   0.67
  Discontinued operations     $      -  $      -   $      -  $  (0.01)
                              --------- ---------  --------- ---------
  Net income                  $   0.08  $   0.17   $   0.37  $   0.66
                              ========= =========  ========= =========




            PREMIERE GLOBAL SERVICES, INC AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                DECEMBER 31, 2006 AND DECEMBER 31, 2005
             (IN THOUSANDS, UNAUDITED, EXCEPT SHARE DATA)

                                           December 31,  December 31,
                                              2006          2005
                                           ------------  ------------

                  ASSETS
CURRENT ASSETS
 Cash and equivalents                      $    18,977   $    20,508
 Accounts receivable (less allowances of
   $4,944 and $7,560, respectively)             82,875        79,417
 Prepaid expenses and other current assets       7,742         5,209
 Deferred income taxes, net                     11,972        12,392
                                           ------------  ------------
  Total current assets                         121,566       117,526

PROPERTY AND EQUIPMENT, NET                     88,062        75,742

OTHER ASSETS
 Goodwill                                      295,185       257,565
 Intangibles, net of amortization               38,357        39,662
 Deferred income taxes, net                          -           837
 Other assets                                    6,145         3,958
                                           ------------  ------------
                                           $   549,315   $   495,290
                                           ============  ============

   LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts payable                          $    48,967   $    37,745
 Income taxes payable                              878         4,394
 Accrued taxes                                   6,011         6,148
 Accrued expenses                               28,697        34,439
 Current maturities of long-term debt and
  capital lease obligations                      2,044           799
 Accrued restructuring costs                     4,800         1,800
                                           ------------  ------------
  Total current liabilities                     91,397        85,325

LONG-TERM LIABILITIES
 Long-term debt and capital lease
  obligations                                  136,738        99,675
 Other accrued expenses                          4,170         6,540
 Deferred income taxes, net                        719             -
                                           ------------  ------------
  Total long-term liabilities                  141,627       106,215

SHAREHOLDERS' EQUITY
 Common stock $0.01 par value; 150,000,000
  shares authorized,
    70,151,998 and 71,703,933 shares
     issued and outstanding at
    December 31, 2006 and 2005,
     respectively                                  702           717
 Additional paid-in capital                    663,232       681,719
 Note receivable, shareholder                   (2,004)       (1,896)
 Cumulative translation adjustment               2,088        (3,554)
 Accumulated deficit                          (347,727)     (373,236)
                                           ------------  ------------
  Total shareholders' equity                   316,291       303,750
                                           ------------  ------------
                                           $   549,315   $   495,290
                                           ============  ============




           PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS
            TWELVE MONTHS ENDED DECEMBER 31, 2006 AND 2005
                      (IN THOUSANDS, UNAUDITED)
                                                  Twelve Months Ended
                                                     December 31,
                                                   2006       2005
                                                 ---------- ----------
 CASH FLOWS FROM OPERATING ACTIVITIES
 Net
  income                                         $  25,509  $  47,417
 Adjustments to reconcile net income to net
 cash provided by operating activities:
    Loss on discontinued operations                      -      1,269
    Depreciation                                    24,567     24,757
    Amortization                                    13,018     13,243
    Amortization of deferred financing costs           492        453
    Loss on sale of marketable securities,
     available for sale                                  -        116
    Payments for legal settlements and related
     expenses                                       (3,099)     2,048
    Deferred income taxes                            2,912      8,746
    Restructuring costs                              8,384      3,256
    Payments for restructuring costs                (5,395)    (3,214)
    Equity based compensation                       10,370      7,484
    Excess tax benefits from share-based payment
     arrangements                                     (209)         -
    Payments for state sales tax                    (1,365)         -
    Asset impairment                                   112          -
    Loss (gain) on disposal of assets                  278        (45)
    Changes in assets and liabilities:
        Accounts receivable, net                       701     (3,834)
        Prepaid expenses and other current assets   (2,448)       317
        Accounts payable and accrued expenses          320     (9,431)
                                                 ---------- ----------
             Total adjustments                      48,638     45,165
                                                 ---------- ----------
    Net cash provided by operating activities
     from continuing operations                     74,147     92,582
                                                 ---------- ----------
        Payments for discontinued operations          (987)    (2,025)
                                                 ---------- ----------
             Net cash provided by operating
              activities                            73,160     90,557
                                                 ---------- ----------

 CASH FLOWS FROM INVESTING ACTIVITIES
    Capital expenditures                           (31,926)   (28,174)
    Sale of marketable securities, net of cash
     acquired                                            -        755
    Purchase of marketable securities                    -       (306)
    Business acquisitions, net of cash acquired    (49,040)   (79,915)
                                                 ---------- ----------
             Net cash used in investing
              activities                           (80,966)  (107,640)
                                                 ---------- ----------

 CASH FLOWS FROM FINANCING ACTIVITIES
    Principal payments under borrowing
     arrangements                                 (165,591)   (74,676)
    Principal proceeds under borrowing
     arrangements                                  200,270    104,100
    Payments received on shareholder note                -      3,953
    Excess tax benefits from share-based payment
     arrangements                                      209          -
    Purchase of treasury stock, at cost            (31,691)   (26,451)
    Exercise of stock options                        2,515      8,521
                                                 ---------- ----------
             Net cash provided by financing
              activities                             5,712     15,447
                                                 ---------- ----------

 Effect of exchange rate changes on cash and
  equivalents                                          563     (3,738)

 NET DECREASE IN CASH AND EQUIVALENTS               (1,531)    (5,374)
                                                 ---------- ----------
 CASH AND EQUIVALENTS, beginning of period       $  20,508  $  25,882
                                                 ---------- ----------
 CASH AND EQUIVALENTS, end of period             $  18,977  $  20,508
                                                 ========== ==========




            PREMIERE GLOBAL SERVICES, INC AND SUBSIDIARIES
            RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
           (IN THOUSANDS, UNAUDITED, EXCEPT PER SHARE DATA)

                              Three Months Ended  Twelve Months Ended
                                 December 31,        December 31,
                                2006      2005      2006      2005
                              --------- --------- --------- ---------
Revenues Excluding Legacy
 Broadcast Fax Revenue (1)
      Revenues, as reported   $127,061  $117,207  $496,472  $497,473
      Excluding legacy
       broadcast fax revenue    20,207    25,085    91,549   116,780
                              --------- --------- --------- ---------
         Revenues, Excluding
          Legacy Broadcast
          Fax Revenue         $106,854  $ 92,122  $404,923  $380,693
                              --------- --------- --------- ---------
Pro Forma Operating Income (2)
      Operating income, as
       reported               $  6,379  $ 12,527  $ 46,370  $ 75,279
      Restructuring costs        4,366       (29)    8,385     3,256
      Net legal settlements
       and related fees            603     2,048       603     2,048
      Asset impairments            111         -       111         -
      Proxy-related costs           80         -        80         -
      Equity based
       compensation              2,540     2,391    10,370     7,484
      Amortization               3,492     3,228    13,018    13,243
                              --------- --------- --------- ---------
         Pro Forma Operating
          Income              $ 17,571  $ 20,165  $ 78,937  $101,310
                              --------- --------- --------- ---------

Pro Forma Income from
 Continuing Operations (2)
      Income from continuing
       operations, as
       reported               $  5,127  $ 12,545  $ 25,509  $ 48,686
      Elimination of certain
       tax adjustments          (1,247)   (4,693)      263    (3,826)
      Restructuring costs,
       net of taxes              3,083       (18)    5,551     2,022
      Net legal settlements
       and related fees, net
       of taxes                    425     1,272       399     1,272
      Asset impairment, net
       of taxes                     79         -        74         -
      Proxy-related costs,
       net of taxes                 56         -        53         -
      Equity based
       compensation, net of
       tax                       1,788     1,324     6,865     4,648
      Amortization, net of
       tax                       2,458     2,004     8,618     8,224
                              --------- --------- --------- ---------
         Pro Forma Income
          from Continuing
          Operations          $ 11,769  $ 12,434  $ 47,332  $ 61,026
                              ========= ========= ========= =========

Pro Forma Diluted EPS from
 Continuing Operations (2)
      Diluted EPS from
       continuing operations  $   0.08  $   0.17  $   0.37  $   0.67
      Elimination of certain
       tax adjustments           (0.02)    (0.07)     0.00     (0.05)
      Restructuring costs,
       net of taxes               0.05     (0.00)     0.08      0.03
      Net legal settlements
       and related fees, net
       of taxes                   0.00      0.02      0.01      0.02
      Asset impairment, net
       of taxes                   0.00         -      0.00         -
      Proxy-related costs,
       net of taxes               0.00         -      0.00         -
      Equity based
       compensation, net of
       tax                        0.02      0.02      0.10      0.06
      Amortization, net of
       tax                        0.04      0.03      0.12      0.11
                              --------- --------- --------- ---------
         Pro Forma Diluted
          EPS from Continuing
          Operations          $   0.17  $   0.17  $   0.68  $   0.84
                              ========= ========= ========= =========

Normalized Cash Provided by
 Operating Activities from
 Continuing Operations (3)
      Net cash provided by
       operating activities
       from continuing
       operations             $ 32,324  $ 17,930  $ 74,147  $ 92,582
      Payments for
       restructuring costs       1,861     1,611     5,395     3,214
      Payments for legal
       settlements and
       related expenses            603         -     3,099         -
      Payments for state
       sales tax                   161         -     1,365         -
                              --------- --------- --------- ---------
         Normalized Cash
          Provided by
          Operating Activities
          from Continuing
          Operations          $ 34,949  $ 19,541  $ 84,006  $ 95,796
                              --------- --------- --------- ---------


(1) Management has previously announced the decline of revenue generated by its legacy broadcast fax services. Management has presented revenues excluding this item because management believes that events or trends particular to these services may be deemed to be so significant to obscure patterns and trends of our core solutions sets in total.

(2) Management believes that pro forma operating income, pro forma income from continuing operations and pro forma diluted EPS from continuing operations provide useful information regarding underlying trends in our continuing operations. Management expects equity based compensation and amortization expenses to be recurring costs and presents pro forma diluted EPS from continuing operations to exclude these items as well as non-recurring items that are unrelated to our ongoing operations, including certain tax adjustments, restructuring costs, net legal settlements and related expenses, asset impairments and proxy-related costs.

(3) Management believes that normalized cash provided by operating activities from continuing operations provides useful information regarding underlying trends in our continuing operations by excluding payments relating to non-recurring items that are unrelated to our ongoing operations.

    CONTACT: Premiere Global Services, Inc.
             Investor Calls
             Sean O'Brien
             Senior Vice President
             Strategic Planning & IR
             404-262-8462